Exhibit 99.1

Sapient Reports Second Quarter 2013 Results

Second Quarter Service Revenues Up 12.7% and Non-GAAP Operating Income Up 32% Compared to Second Quarter 2012

BOSTON--(BUSINESS WIRE)--August 6, 2013--Sapient (NASDAQ: SAPE) today reported the following financial results for the second quarter ended June 30, 2013:

  Service revenues were $314.3 million compared to $279.0 million in the second quarter of 2012, an increase of $35.3 million, or 12.7%. Sequentially, service revenues were up $21.7 million, or 7.4%, from $292.6 million in the first quarter of 2013. On a constant currency basis, revenues increased 13.1% over the second quarter of 2012 and increased 7.7% sequentially.
  GAAP income from operations was $34.3 million, or 10.9% of service revenues, compared to $23.7 million, or 8.5% of service revenues, reported in the second quarter of 2012.
  Non-GAAP income from operations was $44.1 million, or 14.0% of service revenues, compared to $33.4 million, or 12.0% of service revenues, reported in the second quarter of 2012.
  GAAP diluted net income per share was $0.16, compared to $0.10 in the second quarter of 2012.
  Non-GAAP diluted net income per share was $0.21, compared to $0.14 in the second quarter of 2012.

“We are very pleased with Sapient’s strong performance in the second quarter,” said Sapient Chief Executive Officer and Co-Chairman Alan J. Herrick. “All three business units posted good growth and are positioned to have a solid second half of 2013.”

The company generated cash from operations of $49.8 million in the second quarter of 2013, compared to $17.7 million in the second quarter of 2012. As of June 30, 2013, the company had cash, cash equivalents, restricted cash and marketable securities of $258.0 million. Days sales outstanding was 62 days for the second quarter of 2013, down from 65 days in the first quarter of 2013 and down from 66 days in the second quarter of 2012.

Outlook

Sapient management provided the following guidance:

  For the third quarter ending September 30, 2013, service revenues are expected to be in the range of $318 million to $325 million.
  Third quarter 2013 non-GAAP operating margin is expected to be 13.5% to 15.0%.

Webcast and Conference Call

Sapient will host a discussion of its second quarter results at 4:30 p.m. ET today, which will be broadcast live on the Internet. The dial-in information for the conference call is:

US: (877) 291-1296
International: (720) 259-9209

To access the live webcast of the event, please click on the link below:

http://sape.client.shareholder.com/events.cfm

In addition, a re-broadcast of the webcast will be available in the investors section of www.sapient.com.

Non-GAAP Financial Measures

Sapient provides non-GAAP financial measures to complement reported GAAP results. Management believes these measures help illustrate underlying trends in the company's business and uses the measures to establish budgets and operational goals, communicated internally and externally, for managing the company’s business and evaluating its performance. The company anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expense, restructuring and other related charges, amortization of purchased intangible assets, acquisition costs and other related charges, and income tax benefits or provisions resulting from changes in the valuation allowance. In addition, the company may present service revenues in constant currency terms, which excludes the effect of currency fluctuations between the U.S. dollar and the functional currency of the entity in which the revenue was transacted. The effect is excluded by translating the current period's local currency service revenues into U.S. dollars using the average local currency exchange rates that were in effect during the prior period of comparison. Because the company’s reported non-GAAP financial measures are not calculated according to GAAP, these measures are not comparable to GAAP and may not necessarily be comparable to similarly described non-GAAP measures reported by other companies within the company’s industry. Consequently, Sapient’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but, rather, should be considered together with its consolidated financial statements, which are prepared according to GAAP.

Safe Harbor Statement

This press release contains forward-looking statements – in particular, the financial guidance for the third quarter, including expected service revenues and expected non-GAAP operating margin, and the expected positioning of the company – that involve a number of risks and uncertainties. All forward looking statements are based upon current expectations and beliefs and various assumptions. Actual results could differ materially from management’s expectations and the forward-looking statements contained in this release. A number of factors could cause actual events to differ materially from those indicated, including, without limitation: the continued acceptance of the company’s services; a reduction in the demand for the company’s services in light of the current economic environment; the company’s ability to accurately set fees for and complete its current and future client projects on a timely basis, successfully manage risks associated with its international operations, manage its growth and projects effectively, successfully integrate and achieve anticipated benefits from acquisitions, and continue to attract and retain high-quality employees; and other risks and uncertainties as set forth in the company’s filings with the SEC, including without limitation the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statement speaks only as of the date on which it is made, and the company undertakes no obligation to update any forward-looking statements for any reason, including to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of anticipated or unanticipated events or circumstances, except as required by law.

About Sapient

Sapient is a global services company that helps clients transform in the areas of business, marketing, and technology. The company operates three divisions that enable clients to gain a competitive advantage and succeed in an increasingly digital world. SapientNitro, Sapient Global Markets and Sapient Government Services fuse insight, creativity and technology to drive innovation and to help clients navigate complex business problems. Our approach is the subject of case studies used by MBA programs at Harvard and Yale. The company has operations in The Americas, Europe, and Asia-Pacific. For more information, visit www.sapient.com.

Sapient is a registered service mark of Sapient Corporation.

Sapient Corporation
Consolidated Unaudited Condensed Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(in thousands, except per share amounts)
Revenues:
Service revenues	$314,334	$278,989	$606,972	$539,368
Reimbursable expenses	12,273	10,106	22,618	18,889
Total gross revenues	326,607	289,095	629,590	558,257
Operating expenses:
Project personnel expenses	211,536	192,582	418,281	376,352
Reimbursable expenses	12,273	10,106	22,618	18,889
Total project personnel expenses and reimbursable expenses	223,809	202,688	440,899	395,241
Selling and marketing expenses	12,994	11,230	24,786	21,925
General and administrative expenses	53,519	48,243	107,521	94,956
Restructuring and other related (benefits) charges	(31)	(14)	1,983	(90)
Amortization of purchased intangible assets	3,263	2,745	6,920	5,367
Acquisition costs and other related (benefits) charges	(1,284)	468	(384)	1,593
Impairment of intangible asset	-	-	1,494	-
Total operating expenses	292,270	265,360	583,219	518,992
Income from operations	34,337	23,735	46,371	39,265
Interest and other income, net	1,200	1,079	2,072	2,901
Income before income taxes	35,537	24,814	48,443	42,166
Provision for income taxes	12,250	10,692	18,626	19,159
Net income	23,287	14,122	29,817	23,007
Less: Net income (loss) attributable to noncontrolling interest	(41)	-	(87)	-
Net income attributable to stockholders of Sapient Corporation	$23,328	$14,122	$29,904	$23,007

Basic net income per share attributable to stockholders of Sapient Corporation	$0.17	$0.10	$0.22	$0.17
Diluted net income per share attributable to stockholders of Sapient Corporation	$0.16	$0.10	$0.21	$0.16

Weighted average common shares	138,791	139,310	138,112	139,384
Weighted average dilutive common share equivalents	4,110	4,202	4,446	4,330
Weighted average common shares and dilutive common share equivalents	142,901	143,512	142,558	143,714

Sapient Corporation
Consolidated Unaudited Condensed Balance Sheets

	June 30, 2013	December 31, 2012
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$249,523	$234,038
Marketable securities, current portion	6,016	6,321
Restricted cash, current portion	102	9,026
Accounts receivable	156,182	168,951
Unbilled revenues	92,157	71,842
Deferred tax assets, current portion	15,037	15,809
Prepaid expenses and other current assets	55,323	43,791
Total current assets	574,340	549,778
Marketable securities, noncurrent portion	-	1,202
Restricted cash, noncurrent portion	2,392	2,914
Property and equipment, net	79,847	80,661
Purchased intangible assets, net	26,928	35,050
Goodwill	131,267	128,628
Other noncurrent assets	9,087	8,651

Total assets	$823,861	$806,884

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$29,660	$26,937
Accrued expenses	56,426	52,584
Accrued compensation	84,645	98,106
Accrued restructuring costs, current portion	254	129
Income tax payable	10,478	8,273
Deferred revenues	22,212	27,682
Total current liabilities	203,675	213,711
Accrued restructuring costs, noncurrent portion	435	246
Deferred tax liabilities, noncurrent portion	21,002	19,892
Other long-term liabilities	68,598	66,561
Total liabilities	293,710	300,410

Noncontrolling interest	1,015	-

Stockholders' equity	529,136	506,474

Total liabilities and stockholders’ equity	$823,861	$806,884

Sapient Corporation
Consolidated Unaudited Statements of Cash Flows

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(in thousands)
Cash flows from operating activities:
Net income	$23,287	$14,122	$29,817	$23,007
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	2,774	11,115	1,233	11,130
Unrealized loss (gain) on financial instruments	1,045	(252)	771	(145)
Loss recognized on disposition of fixed assets	248	119	1,010	166
Depreciation and amortization expense	9,810	8,413	20,476	16,499
Loss recognized on sale of available-for-sale marketable securities	28	-	28	-
Impairment of intangible asset	-	-	1,494	-
Stock-based compensation expense	7,834	6,465	14,990	11,613
Excess tax benefits from exercise and release of stock-based awards	(1,006)	(3,371)	(1,469)	(3,371)
Non-cash restructuring charges	-	-	146	-
Changes in operating assets and liabilities, excluding impact of acquisitions:
Accounts receivable	1,240	(13,471)	11,221	6,440
Unbilled revenues	(2,664)	8,089	(21,023)	(19,040)
Prepaid expenses and other current assets	(964)	(11,473)	(4,078)	(10,073)
Other noncurrent assets	(306)	(1,239)	(179)	(1,043)
Accounts payable	5,512	1,826	5,162	(3,563)
Other accrued liabilities	5,062	2,269	4,730	1,587
Accrued compensation	3,502	2,466	(19,139)	(20,125)
Accrued restructuring costs	(805)	(54)	173	(262)
Deferred revenues	(5,554)	(1,255)	(5,914)	(5,107)
Other long-term liabilities	747	(6,098)	934	(3,851)
Net cash provided by operating activities	49,790	17,671	40,383	3,862

Cash flows from investing activities:
Purchases of property and equipment and cost of internally developed software	(11,363)	(12,353)	(17,759)	(22,515)
Cash paid for acquisitions, net of cash acquired	(45)	-	(4,993)	-
Sales and maturities of marketable securities classified as available-for-sale	1,372	-	1,372	1,900
Purchases of marketable securities classified as available-for-sale	(151)	(120)	(251)	(206)
Acquisition of cost method investment	-	-	(200)	-
Cash (paid) received on financial instruments, net	(100)	(236)	77	(180)
Change in restricted cash balances	1,486	(1,830)	3,515	(1,718)
Net cash used in investing activities	(8,801)	(14,539)	(18,239)	(22,719)

Cash flows from financing activities:
Principal payments under capital lease obligations	-	(20)	-	(40)
Excess tax benefits from exercise and release of stock-based awards	1,006	3,371	1,469	3,371
Proceeds from stock option plans	931	410	1,960	867
Repurchases of common stock	-	(37,020)	-	(37,020)
Net cash provided by (used in) financing activities	1,937	(33,259)	3,429	(32,822)

Effect of exchange rate changes on cash and cash equivalents	(7,453)	(6,875)	(10,088)	(768)

Net increase (decrease) in cash and cash equivalents	35,473	(37,002)	15,485	(52,447)
Cash and cash equivalents at beginning of period	214,050	196,961	234,038	212,406
Cash and cash equivalents at end of period	$249,523	$159,959	$249,523	$159,959

Sapient Corporation
Unaudited Reconciliation of Non-GAAP Financial Measures

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(in thousands, except per share amounts)

Service revenues	$314,334	$278,989	$606,972	$539,368

GAAP income from operations	$34,337	$23,735	$46,371	$39,265
Stock-based compensation expense	7,834	6,465	14,990	11,613
Restructuring and other related (benefits) charges	(31)	(14)	1,983	(90)
Amortization of purchased intangible assets	3,263	2,745	6,920	5,367
Acquisition costs and other related (benefits) charges	(1,284)	468	(384)	1,593
Impairment of intangible asset	-	-	1,494	-
Non-GAAP income from operations	$44,119	$33,399	$71,374	$57,748

GAAP operating margin	10.9%	8.5%	7.6%	7.3%
Effect of adjustments detailed above	3.1%	3.5%	4.2%	3.4%
Non-GAAP operating margin	14.0%	12.0%	11.8%	10.7%

GAAP net income attributable to stockholders of Sapient Corporation	$23,328	$14,122	$29,904	$23,007
Stock-based compensation expense, net of tax	5,030	4,048	9,615	7,291
Restructuring and other related (benefits) charges, net of tax	(8)	(8)	1,351	(62)
Amortization of purchased intangible assets, net of tax	2,449	2,184	5,197	4,275
Acquisition costs and other related (benefits) charges, net of tax	(892)	344	(284)	1,140
Impairment of intangible asset, net of tax	-	-	1,133	-
Non-GAAP net income attributable to stockholders of Sapient Corporation	$29,907	$20,690	$46,916	$35,651

GAAP basic income per share attributable to stockholders of Sapient Corporation	$0.17	$0.10	$0.22	$0.17
Effect of adjustments detailed above	0.05	0.05	0.12	0.09
Non-GAAP basic income per share attributable to stockholders of Sapient Corporation	$0.22	$0.15	$0.34	$0.26

GAAP and Non-GAAP weighted average common shares	138,791	139,310	138,112	139,384

GAAP diluted income per share attributable to stockholders of Sapient Corporation	$0.16	$0.10	$0.21	$0.16
Effect of adjustments noted above and change in dilution noted below	0.05	0.04	0.12	0.09
Non-GAAP diluted income per share attributable to stockholders of Sapient Corporation	$0.21	$0.14	$0.33	$0.25

GAAP and Non-GAAP weighted average common shares and dilutive common share equivalents	142,901	143,512	142,558	143,714

CONTACT:
Investor Relations Contact:
Sapient
Dean Ridlon, +1-617-963-1598
dridlon@sapient.com
or
Media Contact:
Sapient
MaryLiz Ghanem, +1-212-912-3063
mghanem@sapient.com